INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-55708 on Form S-8, and in Registration Statement No. 33-55900 on Form S-8 of our reports dated January 31, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K of Brooktrout Technology, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

Boston, Massachusetts
March 26, 1997